                                                                   EXHIBIT 10.36

                                     FORM OF

                            GUARANTEED LOAN AGREEMENT

                          dated as of ________________

                                      among

                                _________________,
                                   as Borrower

                              ___________________,
                              as Guaranteed Lender

                              ___________________,
                   not in its individual capacity, but solely
                               as Security Trustee

                                       and

                     EXPORT-IMPORT BANK OF THE UNITED STATES

                          _____________________________

                    _____ (_____) Boeing Model _____ Aircraft

  _____________ Guarantee No. ___________________ -- Republic of Panama (COPA)

                          -----------------------------

                               -------------------

                                TABLE OF CONTENTS

                                                                               PAGE
Section 1.        Definitions; Amount of the Credit.........................      1
         1.1      Definitions...............................................      1
         1.2      Amount of the Credit......................................      1

Section 2.        Total Commitments.........................................      2
         2.1      Loan......................................................      2
         2.2      Borrowings................................................      2
         2.3      Termination of Total Commitment...........................      2
         2.4      Prepayments...............................................      3

Section 3.        Payments of Principal and Interest; Promissory Note.......      4
         3.1      Repayment of Loan.........................................      4
         3.2      Interest; Ex-Im Bank's Overdue Amounts....................      5
         3.3      Promissory Note...........................................      5

Section 4.        Payments; Pro Rata Treatment; Computations; Etc...........      6
         4.1      Payments..................................................      6
         4.2      Computations..............................................      7
         4.3      Certain Notices...........................................      7
         4.4      Loan Register.............................................      8
         4.5      Fees......................................................      8
         4.6      Reimbursement Obligations.................................      9
         4.7      Transfer..................................................      9
         4.8      Waiver....................................................     10
         4.9      Payments Absolute.........................................     10
         4.10     Payments under Ex-Im Bank Guarantee.......................     10

Section 5.        Taxes; Indemnities........................................     10
         5.1      Taxes.....................................................     10
         5.2      Grossing-up of Indemnity Provisions.......................     11
         5.3      Definitions...............................................     11

Section 6.        Conditions Precedent......................................     12

Section 7.        Representations and Warranties............................     12

Section 8.        Covenants.................................................     12

Section 9.        Events of Default; Remedies...............................     12
         9.1      Events of Default.........................................     12
         9.2      Remedies..................................................     14

Section 10.       Miscellaneous.............................................     15
         10.1     No Waiver.................................................     15

                               TABLE OF CONTENTS

                                                                              PAGE
         10.2     Notices...................................................    15
         10.3     Expenses, Etc.............................................    15
         10.4     Amendments, Etc...........................................    15
         10.5     Successors and Assigns....................................    16
         10.6     Assignments and Participations............................    16
         10.7     GOVERNING LAW.............................................    17
         10.8     Jurisdiction; Service of Process..........................    17
         10.9     Entire Agreement..........................................    18
         10.10    Severability..............................................    18
         10.11    Captions..................................................    18
         10.12    Counterparts..............................................    18
         10.13    WAIVER OF JURY TRIAL......................................    18

EXHIBIT A   -     Form of Notice of Borrowing
EXHIBIT B   -     Form of Note
EXHIBIT C   -     Form of Transfer Certificate
EXHIBIT D   -     Form of Certificate Authorizing Disbursement

                            GUARANTEED LOAN AGREEMENT

      THIS GUARANTEED LOAN AGREEMENT dated as of ______________ (the "GUARANTEED LOAN AGREEMENT") is among ______________, a corporation duly organized and validly existing under the general corporation law of the State of Delaware (the "BORROWER"); ______________ (together with any permitted assignee(s) and transferee(s) in accordance with the terms hereof, the "GUARANTEED Lender"); ______________, not in its individual capacity, but solely as security trustee (the "SECURITY TRUSTEE"); and EXPORT-IMPORT BANK OF THE UNITED STATES, an agency of the United States of America ("EX-IM BANK").

                              W I T N E S S E T H:
                              - - - - - - - - - -

      WHEREAS, the Borrower has requested the Guaranteed Lender to establish a credit facility (the "CREDIT") in favor of the Borrower in the maximum principal amount of up to U.S.$ _____ so that the Borrower may finance the Ex-Im Bank Financed Portion of the Aircraft;

      WHEREAS, by this Guaranteed Loan Agreement and on the terms and conditions herein set forth, the Guaranteed Lender has established the Credit for the Borrower pursuant to which the Guaranteed Lender shall extend such financing under the Credit;

      WHEREAS, immediately upon the acquisition by the Borrower of the Aircraft, the Aircraft will be leased by the Borrower (as lessor) to the Lessee pursuant to the Lease and thereafter immediately subleased by the Lessee (as lessor) to the Sublessee pursuant to the Sublease;

      WHEREAS, the obligations of the Borrower hereunder shall be secured by the Lien of the Security Documents; and

      WHEREAS, the establishment of the Credit will facilitate exports and imports between the United States of America and the Republic of Panama.

      NOW, THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

      SECTION 1.   Definitions; Amount of the Credit.

      1.1 Definitions. Unless the context requires otherwise, capitalized terms used herein and not otherwise defined herein shall have the respective meanings assigned thereto in Part I of Appendix A hereto for all purposes of this Guaranteed Loan Agreement and this Guaranteed Loan Agreement shall be interpreted in accordance with the rules of construction set forth in Part II of Appendix A hereto.

      1.2 Amount of the Credit. Subject to the terms and conditions set forth in this Guaranteed Loan Agreement and the Participation Agreement, the Guaranteed Lender hereby establishes the Credit in favor of the Borrower in the maximum principal amount of up to ______________ (U.S.$ _____) (the "TOTAL COMMITMENT"), and the Guaranteed Lender agrees, upon the terms and conditions hereinafter set forth, to make one Disbursement in an amount not

                                             [Form of Guaranteed Loan Agreement]

to exceed the lesser of (a) the Ex-Im Bank Financed Portion and (b) the Ex-Im Bank Total Commitment.

      SECTION 2.   Total Commitments.

      2.1 Loan. Subject to the terms and conditions set forth below, on the Delivery Date, the Guaranteed Lender shall make a Disbursement to the Borrower in the principal amount up to but not exceeding the amount of the unused Total Commitment (the Disbursement made by the Guaranteed Lender shall be referred to herein as the "LOAN.") The Loan shall be made only during the Availability Period.

      2.2 Borrowings. Subject to Section 4.3, the Borrower shall (acting solely at the direction of Sublessee) give the Security Trustee, the Guaranteed Lender and Ex-Im Bank notice in the form of Exhibit A hereto of each borrowing hereunder (the "NOTICE OF BORROWING"). On the date specified for the borrowing hereunder, the Guaranteed Lender shall, subject to the terms and conditions of this Agreement and the other Operative Documents, make available to the Borrower the amount of the Loan to be made on such date in Dollars by depositing the same, in immediately available funds, in an account or accounts with ______________designated by the Borrower in the Notice of Borrowing, provided, that an amount equal to the Supplemental Equipment Amount shall not be disbursed to the Borrower on the Delivery Date but rather shall be deposited in the account of the Security Trustee and be held by the Security Trustee for the account of the Borrower (and deposited in Permitted Investments) until the earlier of (i) receipt by the Security Trustee (copied to the Guaranteed Lender) of a certificate authorizing disbursement issued by Ex-Im Bank in the form attached hereto as Exhibit D (a "CERTIFICATE AUTHORIZING DISBURSEMENT") to be issued no later than, the earlier of, forty-five (45) days after the Final Disbursement Date and _____ (_____) days prior to the first Loan Payment Date, or (ii) the date on which a prepayment is required under Section 2.4(d) hereof, and on such date the Security Trustee shall, in the case of (i) above, deposit the amount indicated in such Certificate Authorizing Disbursement in an account designated by the Borrower (at the direction of the Sublessee), apply any remaining Supplemental Equipment Amount in accordance with the provisions of
Section 2.4 hereof and disburse any remaining proceeds of such Permitted Investments in an account designated by the Borrower (at the discretion of the Sublessee) or, in the case of (ii) above, apply (with notice to the Guaranteed Lender) the Supplemental Equipment Amount towards the prepayment due on such date in accordance with the provisions of Section 2.4 hereof by making such amount available to the Guaranteed Lender on such date and any proceeds of such Permitted Investments remaining after such prepayment shall be deposited in an account designated by the Borrower.

      2.3 Termination of Total Commitment.

            (a) The undisbursed and uncanceled amount of the Total Commitment shall automatically be canceled and reduced to ______________as of ______________ New York time on the Final Disbursement Date. In no event shall any disbursement of the Total Commitment take place after the Final Disbursement Date.

            (b) The Borrower may terminate such part of the Total Commitment (or the unutilized portion thereof) by giving notice thereof to the Guaranteed Lender upon (and only

                                             [Form of Guaranteed Loan Agreement]

upon) receiving notice from Sublessee that it does not wish to proceed with the leasing of the Aircraft; provided that: (i) the Borrower shall give notice of such termination as provided in Section 4.3 hereof and (ii) the Total Commitment (or the unutilized portion thereof) once terminated may not be reinstated.

            (c) If an Event of Default shall have occurred and be continuing, Ex-Im Bank, by written notice to the Guaranteed Lender, the Borrower, the Lessee and the Sublessee, may: cancel the unutilized and uncanceled amount of the Total Commitment. In the event of a cancellation by Ex-Im Bank of all or part of the Total Commitment, the Borrower shall pay to Ex-Im Bank, the Security Trustee and the Guaranteed Lender, respectively, all commitment fees as set forth in, and accrued and unpaid under, the Operative Documents through such date and all other amounts due but unpaid under the Operative Documents as of such date (after giving effect to any acceleration, pursuant to Section 9 of any such amounts).

      2.4 Prepayments. (a) Subject to no Event of Default having occurred and being continuing, the Borrower shall (acting solely at the direction of Sublessee) have the right to prepay the Loan in full or in part on any Loan Payment Date, provided that the Borrower (or Sublessee acting on behalf of the Borrower) shall give the Guaranteed Lender and Ex-Im Bank written notice of such prepayment as provided in Section 4.3 hereof and partial prepayments may be made only in an amount at least equal to ______________ ($_____) (or if the principal amount of the Loan outstanding at such time is less than $_____, then such principal amount) and in integral multiples of ______________ ($_____).

            (b) The Borrower shall prepay the Loan in full (together with accrued interest thereon and all other amounts then owing by the Borrower hereunder and under the other Operative Documents (including, without limitation, amounts payable under the ______________ Indemnity Agreement)) (i) prior to or contemporaneously with the termination of the Lease or the Sublease, or (ii) within _____ (_____) days of the occurrence of an Event of Loss unless a Replacement Aircraft is substituted for the Aircraft in accordance with the terms of the Lease and the Sublease, and the Guaranteed Lender hereby acknowledges that the Security Trustee may require that any funds held by the Security Trustee be applied to any prepayment of the Loan.

            (c) [Intentionally Omitted.]

            (d) (i) If the Security Trustee has not received a Certificate Authorizing Disbursement on or prior to the date which is the earlier of _____ (_____) days after the Final Disbursement Date and _____ (_____) days prior to the first Loan Payment Date, on the first Loan Payment Date, the Borrower shall prepay the Loan (with the funds held by the Security Trustee pursuant to Section
2.2 hereof and any proceeds of the Permitted Investments relating to such funds)) in part in an amount equal to the Supplemental Equipment Amount together with accrued interest thereon, and all other amounts then owing by the Borrower hereunder and under the other Operative Documents (including, without limitation, amounts payable under the ______________ Indemnity Agreement) on such Loan Payment Date.

                 (ii) If the Security Trustee receives a Certificate Authorizing Disbursement pursuant to Section 2.2 hereof authorizing the Security Trustee to distribute

                                             [Form of Guaranteed Loan Agreement]

      to the account of the Borrower an amount which is less than the Supplemental Equipment Amount, then on the date of receipt by the Security Trustee of such Certificate Authorizing Disbursement, the Borrower shall prepay the Loan (to the extent available, with the funds held by the Security Trustee pursuant to Section 2.2 hereof) in part in an amount equal to the difference between (A) the Supplemental Equipment Amount and
      (B) the amount listed in such Certificate Authorizing Disbursement, together with accrued interest thereon and all other amounts then owing by the Borrower hereunder and under the other Operative Documents (including, without limitation, amounts payable under such ______________ Indemnity Agreement) on such Loan Payment Date.

            (e) Any notice of prepayment given by the Borrower pursuant to
Section 2.4(a) hereof shall be irrevocable, shall specify the date upon which such prepayment is to be made and the amount of such prepayment and shall oblige the Borrower to make such prepayment on such date.

            (f) Any prepayment pursuant to Section 2.4(a), (b) or (d) hereof shall satisfy pro tanto the Borrower's obligations in relation to the Loan and the Note (or portion thereof, in the case of any partial prepayment pursuant to Section 2.4(a) or (d)).

            (g) Any partial prepayment pursuant to Section 2.4(a) shall be applied to the principal installments of the Loan and the Note in the inverse chronological order of their maturities.

            (h) Any partial prepayment pursuant to Section 2.4(d) shall be applied in reduction of the remaining principal installments of the Loan and Note pro rata.

            (i) Any amount prepaid under this Guaranteed Loan Agreement may not be reborrowed.

            (j) The Borrower may not voluntarily prepay the Loan except in accordance with the express terms of this Section 2.4. Any prepayment made pursuant to Sections 2.4(a), (b) or (d) shall be made together with accrued and unpaid interest thereon and all other amounts then due and owing by the Borrower under any other Operative Document (including, without limitation, all amounts due and owing under Section _____ of the ______________ Indemnity Agreement).

      SECTION 3. Payments of Principal and Interest; Promissory Note.

      3.1 Repayment of Loan. The Borrower shall pay to the Guaranteed Lender the entire aggregate outstanding principal amount of the Loan in _____ (_____) installments payable on each Loan Payment Date in the principal amount set forth in Schedule I to the Note; provided, that the principal installment payable on the Final Maturity Date shall in all cases be in an amount equal to the entire principal amount of such Loan outstanding on such date, and such principal installment shall be paid together with all accrued and unpaid interest and all other amounts then owing hereunder and under the other Operative Documents. The quarterly installments of principal of the Loan will be calculated including accrued interest on a "level total payment" or "mortgage style" basis.

                                             [Form of Guaranteed Loan Agreement]

      3.2 Interest; Ex-Im Bank's Overdue Amounts.

            (a) Interest.

                        (i) The Borrower shall pay to the Guaranteed Lender
            interest on the unpaid principal amount of the Loan for the period from and including the date the Loan is disbursed to but excluding the date the Loan shall be paid in full, at the Fixed Rate.

                        (ii) The Borrower will pay to the Guaranteed Lender
            (other than Ex-Im Bank) interest at the applicable Post-Default Rate on any principal of the Loan and on any interest thereon and any other amount payable by the Borrower to the Guaranteed Lender (other than Ex-Im Bank) hereunder that shall not be paid in full when due (whether at stated maturity, by acceleration or otherwise), for the period from and including the due date thereof to but excluding the date the same is paid in full.

                        (iii) Accrued interest on the Loan shall be payable on
            each Loan Payment Date and upon the payment or prepayment thereof (but only on the principal amount so paid or prepaid), except that interest payable at the applicable Post-Default Rate shall be payable from time to time on demand.

            (b) Ex-Im Bank's Overdue Amounts.

                        (i) Notwithstanding Section 3.2(a), if Ex-Im Bank shall
            have made a claim payment under the Ex-Im Bank Guarantee to the Guaranteed Lender with respect to a demand under the Note, then, beginning on the date of such claim payment, if any amount of principal of or accrued interest on the Loan then owing to Ex-Im Bank is not paid in full when due, whether at stated maturity, by acceleration or otherwise, the Borrower shall pay (without duplication of interest accrued under Section 3.2(a)(i)) to Ex-Im Bank on demand interest on such unpaid amount for the period from and including the date such amount was due to Ex-Im Bank to but excluding the date such amount is paid in full at an interest rate per annum equal to one percent (_____ %) per annum above the Fixed Rate.

                        (ii) Except as otherwise provided in Section 3.2(b)(i)
            with respect to the amounts of principal and accrued interest, if, at any time, any other amount owing to Ex-Im Bank under this Guaranteed Loan Agreement or the Note is not paid in full when due, the Borrower shall pay to Ex-Im Bank on demand interest on such unpaid amount for the period from the date such amount was due (the "PAYMENT DEFAULT DATE") until such amount shall have been paid in full at an interest rate per annum equal to one percent (_____ %) per annum above the U.S. Treasury Rate for _____ -month (_____ days) Treasury Bills which is in effect on the Payment Default Date.

      3.3 Promissory Note. The Borrower agrees that to further evidence its obligation to repay the Loan, with interest thereon, it shall issue and deliver to the Guaranteed Lender on the Delivery Date a Note substantially in the form of Exhibit B hereto. The Note as originally delivered to the Guaranteed Lender shall (i) be dated the date of its issue, (ii) be in a principal amount equal to the amount of the Loan, (iii) be payable as to principal in accordance with the provisions of this Guaranteed Loan Agreement, (iv) shall bear interest in accordance with the

                                             [Form of Guaranteed Loan Agreement]

appropriate provisions of this Guaranteed Loan Agreement, (v) be otherwise in conformity with the terms of this Guaranteed Loan Agreement, and (vi) designate the Aircraft to which it relates. The Note shall be the legal, valid and enforceable obligation of the Borrower and shall be enforceable against the Borrower in accordance with its terms. If the Note is mutilated, lost, stolen or destroyed, the Borrower shall issue a new Note of the same date, type, maturity and denomination as the Note so mutilated, lost, stolen or destroyed; provided that, in the case of a mutilated Note, such mutilated Note shall be simultaneously delivered to the Borrower through Ex-Im Bank (for cancellation of the Ex-Im Bank Guarantee endorsement affixed thereon) and in the case of a lost, stolen or destroyed Note, there shall first be furnished to the Borrower, Sublessee and Ex-Im Bank an instrument of indemnity from the Guaranteed Lender which holds the Borrower, Sublessee and Ex-Im Bank harmless from any actual loss on the purportedly destroyed, lost or stolen Note and evidence of such loss, theft or destruction reasonably satisfactory to each of them, together with an officer's certificate of the Borrower certifying and warranting as to the due authorization, execution and delivery of such new Note, and (if requested by Ex-Im Bank in its reasonable discretion) an opinion of the Borrower's counsel (at the expense of Sublessee) as to due authorization, execution and delivery of such new Note, and the legality, validity, binding nature and enforceability thereof.

      SECTION 4. Payments; Pro Rata Treatment; Computations; Etc.

      4.1 Payments.

            (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower (or by Sublessee on behalf of the Borrower) under this Guaranteed Loan Agreement (other than to Ex-Im Bank) shall be made in Dollars, in immediately available funds (or such other funds as are from time to time customary for the settlement of international banking transactions in Dollars in New York City), without deduction, set off or counterclaim, to the account of the Guaranteed Lender at ______________.; ABA No. _____; Account No.: _____, Reference: Eximbank
transaction no. ______________ (or such account as the Guaranteed Lender may designate, in writing, by not less than _____ (_____) Banking Days notice), not later than _____ a.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Banking Day). With respect to any amounts due to Ex-Im Bank, all payments shall be made at the Federal Reserve Bank of New York for credit to Ex-Im Bank's account: U.S. Treasury Department _____ TREAS NYC/CTR/BNF=/_____ OBI-Export-Import Bank Due (date) on EIB Guarantee No. _____ -- Republic of Panama (______________).

            (b) All payments by the Borrower (or by Lessee or Sublessee on behalf of the Borrower) hereunder shall, except as otherwise expressly provided herein, be made to the Guaranteed Lender and shall be allocated towards principal, interest and/or other sums owing hereunder in the following order:

                        (i) First, in or towards payment of all interest due
            pursuant to Section 3.2(a)(ii) payable in respect of the Loan which is accrued, due and unpaid, but only to the extent such amounts are included in the Guaranteed Amount;

                                             [Form of Guaranteed Loan Agreement]

                        (ii) Second, in or towards payment of all Ex-Im Bank
            Commitment Fee, Ex-Im Bank Exposure Fee and all other amounts due to Ex-Im Bank under this Guaranteed Loan Agreement (including, without limitation, all interest due pursuant to Section 3.2(b)) and the other Operative Documents which are accrued, due and unpaid, which are not otherwise provided for under clauses "First" or "Third" of this Section 4.1(c);

                        (iii) Third, in or towards payment of all interest due
            pursuant to Section 3.2(a)(i) payable in respect of the Loans which is accrued, due and unpaid;

                        (iv) Fourth, in or towards payment of all amounts of
            principal payable in respect of the Loan hereunder which is due and unpaid; and

                        (v) Fifth, on a pro rata basis, in or towards payment of
            all other amounts (including any fees and expenses) payable hereunder which are due and unpaid and not otherwise provided for under this Section 4.1(b).

            (c) Payments received (if any) by the Guaranteed Lender for the account of Ex-Im Bank before _____ (New York time) at any place of payment for Ex-Im Bank shall be remitted to Ex-Im Bank on that same day and any payments received after _____ (New York time) shall be remitted on the following Banking Day.

            (d) If the due date for any payment under this Guaranteed Loan Agreement would otherwise fall on the day that is not a Banking Day, such payment shall be made on the next succeeding Banking Day and the amount of interest payable with respect thereto shall be adjusted accordingly for any amount so extended for the period of such extension.

      4.2 Computations. Interest, including Post-Default Rate interest, on the Loan shall be computed on the basis of a year of 365 days and the actual number of days elapsed.

      4.3 Certain Notices. Notices by the Borrower (which shall be given only at the direction of Sublessee) to the Security Trustee, the Guaranteed Lender and Ex-Im Bank of the borrowing and prepayment of the Loan and termination of the Total Commitment shall be irrevocable and shall be effective only if in writing and received by the Guaranteed Lender, the Security Trustee or Ex-Im Bank, as the case may be, not later than _____ (New York time) on the number of days or Business Days, as the case may be, prior to the date of the relevant termination, borrowing or prepayment specified below:

                Notice                    Number of Banking Days Prior
                ------                    ----------------------------
   Termination of Total Commitments      _____  Banking Days
   Borrowing of a Loan                   _____  Banking Days
   Prepayment of a Loan                  _____ Banking Days
   under Section 2.4(a)

                                             [Form of Guaranteed Loan Agreement]

The Notice of Borrowing shall (i) specify the date of borrowing (which shall be a Banking Day) and the aggregate principal amount of the Loan to be borrowed on such date and the Aircraft to be financed, (ii) be in substantially the form of Exhibit A hereto and (iii) be signed by the Borrower and countersigned by Sublessee. Any notice of prepayment shall specify the date of prepayment (which shall be a Loan Payment Date and a Banking Day) and the aggregate principal amount of the Loan to be prepaid on such date. Any notice of termination shall specify the amount of the Total Commitment to be terminated and signed by the Borrower and countersigned by Sublessee.

      4.4 Loan Register. (a) The Guaranteed Lender will establish and maintain at its office a record of ownership in which the Guaranteed Lender hereby covenants and agrees to register by book entry the Guaranteed Lender's interest in the Loan, this Guaranteed Loan Agreement and the Note, and in the rights to receive any payments hereunder or thereunder and any transfer of any such interest or rights.

            (b) No transfer by the Guaranteed Lender of any interest in the Loan, this Guaranteed Loan Agreement , the Note or in the rights to receive any payments hereunder or thereunder (other than any transfer to Ex-Im Bank) shall be effective unless a book entry of such transfer is made upon the record referred to above and such transfer is effected in compliance with the terms of this Guaranteed Loan Agreement. No such transfer shall be effective until, and such transferee shall succeed to the rights of the transferor Guaranteed Lender only upon, final acceptance and entry into the record of ownership of the transfer pursuant hereto.

            (c) Prior to the entry into the record of ownership of any transfer by the transferring Guaranteed Lender as provided in Section 4.4(b), the Borrower and each other Person shall be entitled to deem and treat each Person reflected in the record of ownership as owner of a portion of the Loan, this Guaranteed Loan Agreement or the Note, or the rights to receive any payments hereunder or thereunder as the owner thereof for all purposes. The Borrower agrees that the record of ownership referred to in this Section 4.4 shall be conclusive and binding on the Borrower absent manifest error. Any such entry by the Guaranteed Lender shall be effective for the purposes of determining the effectiveness of any transfer notwithstanding any revocation of the agency granted and appointed herein.

      4.5 Fees. In addition to fees specified in the ______________ Indemnity Agreement, the Borrower shall pay (or cause to be paid) to Ex-Im Bank the following fees:

            (a) a guarantee commitment fee (the "EX-IM BANK COMMITMENT FEE") in Dollars equal to _____ % per annum accruing on the uncancelled and undisbursed balance from time to time of the Ex-Im Bank Total Commitment, computed on the basis of a 360-day year and the actual number of days elapsed (including the first day but excluding the last day), accruing from ______________, until the earlier of (i) the date the Ex-Im Bank Total Commitment is fully disbursed, (ii) the date the undisbursed portion of the Ex-Im Bank Total Commitment is canceled by the Borrower in writing to Ex-Im Bank or (iii) the Final Disbursement Date, and payable on the Delivery Date and quarterly on January 6, April 6, July 6, and October 6 of each year commencing January 6, 2005; and

                                             [Form of Guaranteed Loan Agreement]

            (b) an exposure fee (the "EX-IM BANK EXPOSURE FEE") in Dollars in an amount equal to _____% of the initial principal amount of the Loan (less the portion thereof relating to the Ex-Im Bank Exposure Fee) payable _____ (_____) Banking Day prior to the date of the making of the Loan.

      4.6 Reimbursement Obligations. (a) In consideration of Ex-Im Bank entering into the Ex-Im Bank Guarantee, the Borrower hereby irrevocably and unconditionally undertakes and agrees with Ex-Im Bank, without duplication of any amounts paid by Sublessee (or any other Obligor) under the Participation Agreement, (i) to reimburse Ex-Im Bank immediately upon demand for all amounts paid by Ex-Im Bank under and in respect of the Ex-Im Bank Guarantee (it being agreed that if the Guaranteed Lender elects to have Ex-Im Bank service the obligations pursuant to Section 2.02(b)(i) of the Ex-Im Bank Guarantee, the reimbursement obligation set forth in this clause (i) shall include the principal of, and interest on, the obligations serviced thereunder), provided once the principal amount of the Loan, together with accrued interest thereon and the Ex-Im Bank Make-Whole Amount, if any, has been paid to Ex-Im Bank, in order to avoid duplication, the reimbursement obligation set forth in this clause (i) shall not include any payments of principal or interest made by Ex-Im Bank pursuant to the Ex-Im Bank Guarantee), or in the exercise of any right in respect thereof provided by Applicable Law, (ii) (without duplication of any amounts paid by or on behalf of the Borrower hereunder) to pay to Ex-Im Bank, after Ex-Im Bank services the obligations under the Note pursuant to Section 2.02(b)(i) of the Ex-Im Bank Guarantee, for Ex-Im Bank's own account, the Ex-Im Bank Make-Whole Amount, if any, calculated by Ex-Im Bank as of the Calculation Date (as such term is defined in the definition of Ex-Im Bank Make-Whole Amount), and (iii) (without duplication of the foregoing) to indemnify Ex-Im Bank on a full indemnity basis against all actions, proceedings, claims, demands, costs, charges, damages, losses, costs and expenses (including, without limitation, consequential damages) made, suffered or incurred by Ex-Im Bank and to pay to Ex-Im Bank immediately upon demand for all payments, costs, damages, losses or expenses of any description whatsoever which may be incurred by Ex-Im Bank in connection with any investigative, administrative or judicial proceeding in relation to or arising out of the Ex-Im Bank Guarantee.

            (b) All payments to be made by the Borrower to Ex-Im Bank under this Guaranteed Loan Agreement or any other Operative Document shall be in Dollars. All payments to Ex-Im Bank in Dollars shall be made at the Federal Reserve Bank in New York for credit to Ex-Im Bank's account with the Treasurer of the United States, Washington, D.C., U.S.A., in accordance with the payment instructions set forth in Section 4.1(a). Whenever any payment to Ex-Im Bank under this Guaranteed Loan Agreement or any other Operative Document shall be stated to be due and payable on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day with interest at the rate provided for in
Section 3.2.

      4.7 Transfer. The Borrower acknowledges that upon payment of any amounts by Ex-Im Bank under the Ex-Im Bank Guarantee, Ex-Im Bank shall be subrogated (by way of an assignment, by operation of law or otherwise) to all of the rights of the Guaranteed Lender under the Operative Documents to the extent set forth in the Ex-Im Bank Guarantee and in this Guaranteed Loan Agreement (excluding, for the avoidance of doubt, the ______________ Indemnity Agreement). The Borrower hereby consents and agrees that Ex-Im Bank is a permitted assignee and transferee of the Guaranteed Lender for all purposes of this Guaranteed

                                             [Form of Guaranteed Loan Agreement]

Loan Agreement and any other Operative Document and upon such assignment, Ex-Im Bank shall be deemed the Guaranteed Lender under this Guaranteed Loan Agreement and the other Operative Documents (other than the ______________ Indemnity Agreement) for all purposes hereof and thereof.

      4.8 Waiver. The Borrower acknowledges and agrees that if any covenant, stipulation or other provision of this Guaranteed Loan Agreement which imposes on the Borrower the obligation to make any payment, whether by way of indemnity or otherwise, is at any time void under any provision of Applicable Law (including, without limitation, the Applicable Law of the ROP) the Borrower will not make any claim, counterclaim or institute any proceedings against Ex-Im Bank, the Guaranteed Lender or any of their respective assignees or subrogees for any amount paid by the Borrower at any time, and (to the extent permitted by Applicable Law) the Borrower waives unconditionally and absolutely any rights and defenses, legal or equitable, which arise under or in connection with any such provision against or in connection with any claim or proceeding brought by the Borrower for recovery of any amount due under any Operative Document.

      4.9 Payments Absolute. The reimbursement and indemnity obligations of the Borrower hereunder and under any other Operative Document shall be absolute, unconditional and irrevocable, and shall to the full extent provided by Applicable Law be paid strictly in accordance with the terms of this Guaranteed Loan Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances: (a) any lack of legality, validity, regularity or enforceability of this Guaranteed Loan Agreement or any other Operative Documents; (b) any amendment or waiver of or any consent given under any of the Operative Documents; (c) the existence of any claim, set-off, defense or other rights which any Person may have at any time against Ex-Im Bank, the Security Trustee, the Guaranteed Lender or any other Person or entity, whether in connection with this Guaranteed Loan Agreement, the other Operative Documents or any unrelated transaction; provided that the foregoing shall not prohibit the assertion of any such claim or defense by separate suit or counterclaim; and (d) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, which could be interpreted as a legal or equitable defense to payment hereunder or under any other Operative Document.

      4.10 Payments under Ex-Im Bank Guarantee. If Ex-Im Bank shall have received a demand for payment under the Ex-Im Bank Guarantee, and Ex-Im Bank shall not have been reimbursed in full on the same Banking Day of the date of demand, Ex-Im Bank may thereafter exercise any of the rights and remedies granted to it for exercise after an Event of Default under the Lease, the Sublease or this Guaranteed Loan Agreement.

      SECTION 5. Taxes; Indemnities.

      5.1 Taxes. The Borrower covenants and agrees that, whether or not the Loan is made hereunder: (a) all payments by the Borrower to Ex-Im Bank or the Guaranteed Lender (each, an "INDEMNITEE") under or in respect of this Guaranteed Loan Agreement, including amounts payable under clauses (b) and (c) of this sentence, shall be made free and clear of and without reduction by reason of any Taxes, all of which will be paid by the Borrower to the appropriate taxing authority at the time and in the manner prescribed by Applicable Law; (b) in the event that

                                             [Form of Guaranteed Loan Agreement]

the Borrower is required by Applicable Law to deduct or withhold any Taxes from any amounts payable to an Indemnitee on, under or in respect of this Guaranteed Loan Agreement or the Loan or the Note, the Borrower shall pay, on demand of such Indemnitee, to such Indemnitee, such additional amount or amounts as may be required in order that the amount received after deduction or withholding shall equal the full amount stated to be payable under this Guaranteed Loan Agreement as if such deduction or withholding had not been required; (c) the Borrower shall promptly furnish to such Indemnitee satisfactory official tax receipts in respect of any payment of Taxes; and (d) the covenants and agreements of the Borrower under this Section 5 shall survive the repayment of the Loan. Without prejudice to the obligations of the Borrower under the foregoing sentence, in the event and to the extent that the Borrower is required by Applicable Law to deduct or withhold any Tax from any payment due hereunder to an Indemnitee in respect of this Guaranteed Loan Agreement or the Loan or the Note, then the Borrower agrees to withhold from each such payment due hereunder such withholding Taxes at the appropriate rate, and will, on a timely basis and in the manner required by Applicable Law, deposit such amounts with an authorized depository or other relevant Government Body and make such reports, filings and other reports in connection therewith. The Borrower shall promptly furnish to such Indemnitee (but in no event later than the date _____ (_____) days after the due date thereof) the completed relevant form or forms and/or official tax receipts indicating the payment in full of any Tax withheld from any payments by the Borrower for account of such Indemnitee, together with all such other information and documents reasonably requested by such Indemnitee's counsel. If the Borrower fails to pay any such Taxes when due or fails to remit to such Indemnitee the required receipts or other required documentary evidence, the Borrower shall indemnify and reimburse on demand such Indemnitee on an After Tax Basis for any Taxes, interest, additions, fines or penalties that may become payable as a result of any such failure. Each Indemnitee shall use its reasonable good faith efforts (consistent with its internal policy and legal and regulatory restrictions) to avoid or mitigate such Taxes, provided, however that Ex-Im Bank shall not be required to take any such action if, in Ex-Im Bank's own reasonable determination, to do so would have an adverse effect on Ex-Im Bank, would require Ex-Im Bank to incur any unindemnified cost, expense or Tax, would involve any unlawful activity or would modify the terms of repayment of the Loan.

      5.2 Grossing-up of Indemnity Provisions. Where in this Guaranteed Loan Agreement the Borrower has an obligation to indemnify or reimburse an Indemnitee in respect of any loss or payment (including, without limitation, obligations of the Borrower to make a payment to or reimburse an Indemnitee in respect of Taxes, expenses or indemnities) the amount payable shall include the amount necessary to hold such Indemnitee harmless on an After-Tax Basis (computed by taking into account the credit or deduction with respect to such loss or payment available to such Indemnitee in its reasonable determination without such Indemnitee being under any obligation to utilize any credit or deduction for any particular purpose), so as to leave such Indemnitee in the same after-tax position as it would have been in had the indemnity or reimbursement payment made to such Indemnitee not given rise to any liability for any Tax.

      5.3 Definitions. The terms "Tax" and "Taxes" as used in this Section 5 shall have the meaning given to such terms in Appendix A hereto; provided, however, that other than with respect to an obligation to gross-up indemnities and any other payments on an After-Tax Basis, the terms "Tax" and "Taxes" shall not include any Tax imposed on the overall net income of any Indemnitee.

                                             [Form of Guaranteed Loan Agreement]

      SECTION 6. Conditions Precedent. The obligation of the Guaranteed Lender to make the Loan hereunder and of Ex-Im Bank to guarantee the Loan is subject to the satisfaction on the Delivery Date of the conditions precedent set forth in Sections 4A and 4B of the Participation Agreement. The Notice of Borrowing shall constitute a certification by the Borrower to the effect set forth in clauses
(b) and (c) of Section 4A of the Participation Agreement (both as of the date of such notice and unless the Borrower otherwise notifies the Security Trustee, the Guaranteed Lender and Ex-Im Bank prior to the date of the borrowing, as of the date of the borrowing, but only in the case of such clause (b) as to the representations by the Borrower, Lessee and Sublessee).

      SECTION 7. Representations and Warranties. (a) The representations and warranties of the parties hereto set forth in Section 9 of the Participation Agreement are hereby incorporated herein by reference thereto as fully and to the same extent as if set forth herein (with the Borrower mutatis mutandis for Lessor).

            (b) The Borrower hereby represents and warrants to the Guaranteed Lender, the Security Trustee and Ex-Im Bank that its representations and warranties set forth in Section 9 of the Participation Agreement are true and correct as of the date hereof.

      SECTION 8. Covenants. The covenants of the parties hereto set forth in
Section 9 of the Participation Agreement are hereby incorporated herein by reference thereto as fully and to the same extent as if set forth herein (with the Borrower mutatis mutandis for Lessor).

      SECTION 9. Events of Default; Remedies.

      9.1 Events of Default. The following events shall constitute "Events of Default" hereunder (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body in the ROP, the United States, or any other jurisdiction, or the administration or interpretation thereof) and each such Event of Default shall be deemed to exist and continue so long as, but only so long as, it shall not have been remedied:

            (a) the Borrower shall fail to pay when due any principal of or interest on the Loan (including for this purpose any additional amounts required to be paid under Section 5 hereof);

            (b) the Borrower shall fail to pay when due any other amount payable (whether at stated maturity, by acceleration or otherwise) by it to the Security Trustee, Ex-Im Bank or the Guaranteed Lender hereunder or under any other Operative Document to which it is a party within _____ (_____) Business Days of the date of any demand therefor;

            (c) any representation, warranty or certification made or deemed made by the Borrower herein or in any other Operative Document to which it is a party or any certificate furnished to the Guaranteed Lender, Ex-Im Bank or the Security Trustee pursuant to the provisions hereof or thereof, shall prove to have been false or misleading as of the time made or furnished in any material respect;

                                             [Form of Guaranteed Loan Agreement]

            (d) the Borrower shall fail to perform any of its obligations, covenants or agreements under this Guaranteed Loan Agreement or any other Operative Document to which it is a party (and not constituting an Event of Default under any other clause of this Section 9), and, if capable of being remedied, shall continue unremedied for a period of _____ (_____) days after the earlier of (i) the Borrower obtaining actual knowledge of such failure or (ii) notice thereof has been given to the Borrower by the Security Trustee, Ex-Im Bank or the Guaranteed Lender;

            (e) any of the Security Documents ceases or shall cease to constitute a duly perfected and enforceable security interest over the property referred to therein free and clear of all Liens other than Liens contemplated by or permitted under the Operative Documents;

            (f) the Borrower or the Lessor Parent shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due;

            (g) the Borrower or the Lessor Parent shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property,
(ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the bankruptcy law of the relevant jurisdiction, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the bankruptcy law of the relevant jurisdiction, or (vi) take any corporate action for the purpose of effecting any of the foregoing;

            (h) a proceeding or case shall be commenced, without the application or consent of the Borrower or the Lessor Parent, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of the Borrower or the Lessor Parent or of all or any substantial part of its assets, or (iii) similar relief in respect of the Borrower under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of _____ (_____) or more days; or an order for relief against the Borrower or the Lessor Parent shall be entered in an involuntary case under the bankruptcy law of the relevant jurisdiction;

            (i) any Event of Default under and as defined in the Lease shall occur and be continuing;

            (j) any Event of Default under and as defined in the Sublease shall occur and be continuing;

            (k) any Event of Default under and as defined in the ______________Agreement or the ______________Agreement shall have occurred and be continuing;

            (l) any Government Body (i) shall have condemned, seized or appropriated all or substantially all of the property of the Borrower or (ii) shall have taken any other action

                                             [Form of Guaranteed Loan Agreement]

which, in the opinion of Ex-Im Bank, adversely affects the Borrower's ability to pay any Indebtedness hereunder;

            (m) a judgment for the payment of money shall be rendered against the Borrower and the same shall remain undischarged for a period of _____ (_____) calendar days during which neither execution of such judgment shall be effectively stayed nor adequate bonding fully covering such judgment shall exist;

            (n) the Borrower shall do or cause to be done any act or thing evidencing or establishing its intention to repudiate this Guaranteed Loan Agreement or any other Operative Document;

            (o) there shall have occurred and be continuing an "event of default" under any Other Operative Document; and/or

            (p) any other event occurs or any other circumstance arises (other than an Event of Loss) which, in the reasonable judgment of Ex-Im Bank, is likely materially and adversely to affect the ability of the Borrower or Lessor Parent to perform its obligations under each Operative Document to which it is a party.

      9.2 Remedies. Upon the occurrence of any Event of Default and so long as such Event of Default is continuing, (i) Ex-Im Bank (or if the Ex-Im Bank Guarantee is no longer in effect and no amounts are owed to Ex-Im Bank under the Operative Documents, the Guaranteed Lender) may, by notice to the Borrower (unless such notice is prohibited by Applicable Law), cancel the Total Commitment and/or declare the aggregate principal amount then outstanding of, and the accrued interest on, the Loan and all other amounts payable by the Borrower hereunder to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand (except as aforesaid), protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower; and (ii) in the case of the occurrence of an Event of Default referred to in clause (f), (g) or (h) of this Section 9 with respect to the Borrower or any Event of Default under Section 13(g)-(k) (inclusive) of the Lease with respect to the Lessee or Section 13(g)-(k) (inclusive) of the Sublease with respect to the Sublessee, the Total Commitment shall automatically be canceled and the aggregate principal amount then outstanding of, and the accrued interest on, the Loan and all other amounts payable by the Borrower hereunder shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower (unless, subsequent to such automatic acceleration, such automatic acceleration is waived by Ex-Im Bank or, if the Ex-Im Bank Guarantee is no longer in effect and no amounts are owed to Ex-Im Bank under the Operative Documents, the Guaranteed Lender). If (x) the Loan shall have been (or shall automatically become) accelerated hereunder and
(y) a claim shall be made on Ex-Im Bank under the Ex-Im Bank Guarantee and the Guaranteed Lender elects to have Ex-Im Bank service the obligations in respect of the Loan in accordance with Section 2.02(b)(i) thereof, then, upon demand by Ex-Im Bank, the Borrower shall pay to Ex-Im Bank the applicable Ex-Im Bank Make-Whole Amount, if any. Ex-Im Bank shall provide the Borrower with reasonable supporting documentation concerning the determination of any Ex-Im Bank Make-Whole Amount.

                                             [Form of Guaranteed Loan Agreement]

      SECTION 10. Miscellaneous.

      10.1 No Waiver. No failure on the part of the Security Trustee, Ex-Im Bank or the Guaranteed Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Guaranteed Loan Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Guaranteed Loan Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

      10.2 Notices. Each of the parties hereby acknowledges and confirms that each of this Guaranteed Loan Agreement and the Note is one of the Operative Documents and as a result all of the provisions of Section 13(c) of the Participation Agreement are hereby incorporated herein and therein by reference thereto as fully and to the same extent as if set forth herein and therein (including, without limitation, (a) the manner in which all notices or other communications are to be made hereunder, (b) the time as of which such notices or communications shall be deemed to have been given or made, and (c) the address to which such notices or communications are to be sent).

      10.3 Expenses, Etc. Other than with respect to Section 5 hereof, the provisions of Section 10 of the Participation Agreement are hereby incorporated herein, mutatis mutandis, with references to "Sublessee" being construed as references to "the Borrower". In addition the Borrower agrees, without prejudice to Section 10.6(f), to pay or reimburse each of Ex-Im Bank, the Guaranteed Lender and the Security Trustee for paying (against invoices or receipts (to the extent available) submitted by Ex-Im Bank, the Security Trustee and/or the Guaranteed Lender): (a) all proper out-of-pocket costs and expenses of Ex-Im Bank, the Guaranteed Lender and the Security Trustee (including the reasonable fees and expenses of counsel to Ex-Im Bank, the Guaranteed Lender and the Security Trustee), in connection with (i) the negotiation, preparation and execution of this Guaranteed Loan Agreement and the Operative Documents (whether the same shall ever become any effective) and (ii) any actual or proposed amendment, modification or waiver requested by the Borrower, Sublessee, Lessee or any Guarantor (whether the same shall ever become effective) of any of the terms of this Guaranteed Loan Agreement and the other Operative Documents and in accordance with the terms thereof; and (b) all costs and expenses of Ex-Im Bank, the Security Trustee and the Guaranteed Lender (including reasonable fees and expenses of their respective counsel) in connection with any Event of Default and any enforcement or collection proceedings resulting therefrom.

      10.4 Amendments, Etc. Except as otherwise expressly provided in this Guaranteed Loan Agreement, any provision of this Guaranteed Loan Agreement may be amended or modified only by an instrument signed by the Borrower (acting solely at the direction of Sublessee), Ex-Im Bank and, provided no claim has been made under the Ex-Im Bank Guarantee, the Guaranteed Lender, and any provision of this Agreement may be waived by Ex-Im Bank and, so long as no claim shall have been made under the Ex-Im Bank Guarantee in relation to the Note, the Guaranteed Lender; provided, further that, so long as no claim shall have been made under the Ex-Im Bank Guarantee with respect to the Note, no amendment, modification or waiver related to the Note or the Loan which is evidenced by the Note shall, unless by an instrument also signed by the Guaranteed Lender: (i) increase or extend the term, or

                                             [Form of Guaranteed Loan Agreement]

extend the time or waive any requirement for the termination, of the Total Commitment, (ii) extend the date fixed for the payment of principal of or interest on the Loan, (iii) reduce the amount of any payment of principal thereof or the rate at which interest is payable thereon or any fee is payable hereunder, (iv) alter the terms of Section 2.4 or this Section 10.4, and (v) amend the definition of the term "Fixed Rate", "Event of Default" or "Guaranteed Lender".

      10.5 Successors and Assigns. This Guaranteed Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      10.6 Assignments and Participations. (a) Except as expressly permitted in the Operative Documents, the Borrower may not assign or transfer its rights or delegate its obligations hereunder or under any other Operative Document without the prior written consent of Sublessee, Ex-Im Bank and the Guaranteed Lender.

            (b) Subject in all events to compliance with all terms and conditions of the Ex-Im Bank Guarantee (including, without limitation, any requirement for Ex-Im Bank's prior written consent thereto) and with Applicable Laws, the Guaranteed Lender may assign, transfer, pledge, sell or grant participations in or otherwise dispose of all or any part of its interest in all or any part of the Borrower's Indebtedness under this Guaranteed Loan Agreement and the Note to one or more other Permitted Institutions without the prior written consent of the Borrower or the Sublessee (collectively, a "DISPOSITION OF INDEBTEDNESS") provided that (other than in connection with an assignment to Ex-Im Bank) if, as at the date of such assignment or transfer, such assignment or transfer would subject the Borrower to any greater obligation or liability under Section _____ of the ______________Agreement or under the ______________ Indemnity Agreement or under any other Operative Document than it would have been under on such date if no such assignment had then taken place, then unless such assignment was made to mitigate or avoid the requirement for payment of additional amounts or increased costs under the ______________ Indemnity Agreement or any illegality, the assignee shall not be entitled to receive any greater payment under the ______________ Indemnity Agreement or under Section _____ of the ______________Agreement or any other Operative Document than the assignor would have been entitled to receive with respect to the rights assigned or transferred at the time such assignment or transfer is entered into. Furthermore, without limiting the generality of the foregoing, the Guaranteed Lender may sell, assign, transfer and set over to a trustee for the holders of the Guaranteed Lender's secured indebtedness or other securities (the "______________ TRUSTEE") the Loan and the Note for the purpose of creating a security interest therein in favor of the ______________ Trustee, and the ______________ Trustee may, in such event, exercise any and all rights and remedies which would otherwise be available to the Guaranteed Lender in connection with this Guaranteed Loan Agreement and the enforcement thereof in relation to the Loan and the Note. The Borrower shall, at the request of the Guaranteed Lender, execute and deliver to the Guaranteed Lender, or to any party that the Guaranteed Lender may designate, any such further instruments as may be necessary or reasonably requested by the Guaranteed Lender to give full force and effect to a Disposition of Indebtedness by the Guaranteed Lender.

            (c) Without limiting the provisions of Section _____ of the Participation Agreement, all non-public information provided to the Security Trustee and the Guaranteed

                                             [Form of Guaranteed Loan Agreement]

Lender by the Borrower or Sublessee shall be treated as confidential by the Security Trustee and the Guaranteed Lender; provided, however, that the Guaranteed Lender may furnish any information concerning the Borrower or Sublessee in the possession of the Guaranteed Lender from time to time to assignees and participants (including prospective assignees and participants), provided such Persons have agreed to maintain the confidentiality as provided in
Section 14 of the Participation Agreement of all such non-public information so furnished and any such information may be disclosed as required by Applicable Laws.

            (d) If the Guaranteed Lender (other than Ex-Im Bank) wishes to assign or transfer all or any of its rights, benefits and obligations hereunder as contemplated in Section 10.6(b), then such assignment or transfer may be effected (i) in the case of an assignment or transfer to a Person (other than Ex-Im Bank) on the Transfer Date specified in the relevant Transfer Certificate or (ii) in the case of a transfer or assignment to Ex-Im Bank as a result of a demand under the terms of the Ex-Im Bank Guarantee, on the date of such transfer. To the extent that pursuant to such Transfer Certificate and the provisions thereof the rights and obligations of the Guaranteed Lender hereunder and under the other Operative Documents (to which the Guaranteed Lender is party) are validly transferred to and assumed by the assignee or transferee, such Guaranteed Lender shall be released from further obligations hereunder and under the other Operative Documents, other than accrued rights owing to any party hereunder and thereunder.

            (e) No Guaranteed Lender (other than Ex-Im Bank, any of its transferees or any further transferees) may assign or transfer (it being understood and agreed that a participation permitted by Section 10.6 shall not constitute an assignment or transfer) any of its rights or obligations hereunder as contemplated by this Section 10.6 unless contemporaneously therewith it assigns or transfers to the same assignee or transferee all or a corresponding part of its rights, benefits and obligations under each of the other Operative Documents (except for rights and benefits which the documents expressly provide will be retained by the transferee) to which such Guaranteed Lender is party.

            (f) Any assigning or transferring Guaranteed Lender (other than Ex-Im Bank and any subsequent transferees) shall be solely responsible for all of its reasonable costs and expenses for any assignment, transfer or participation under this Section 10.6 including, without limitation, all costs in connection with any amendment to or supplement to, or registration of or re-registration of the Security Documents and any legal fees and expenses relating thereto (or may procure that any transferee or participant pay such costs and expenses), unless such assignment or transfer was effected at the request of the Borrower or Sublessee to mitigate the imposition of any Claims.

      10.7 GOVERNING LAW. THIS GUARANTEED LOAN AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, UNITED STATES OF AMERICA WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

      10.8 Jurisdiction; Service of Process. Any suit, proceeding, action or process against the Borrower with respect to this Guaranteed Loan Agreement may be brought in accordance

                                             [Form of Guaranteed Loan Agreement]

with Section _____ of the Participation Agreement as if the same were repeated herein in full mutatis mutandis, and the Borrower hereby consents to service of process as therein set forth.

      10.9 Entire Agreement. This Guaranteed Loan Agreement (together with the other Operative Documents) is the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior communications and agreements by the parties hereto with respect thereto, and each such prior communication and agreement is null and void.

      10.10 Severability. If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Guaranteed Lender and Ex-Im Bank in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

      10.11 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Guaranteed Loan Agreement.

      10.12 Counterparts. This Guaranteed Loan Agreement may be executed in any number of counterparts each of which shall be an original and all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Guaranteed Loan Agreement by signing any such counterpart.

      10.13 WAIVER OF JURY TRIAL. THE BORROWER, THE SECURITY TRUSTEE, EX-IM BANK AND THE GUARANTEED LENDER HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTEED LOAN AGREEMENT, OR ANY OTHER OPERATIVE DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OR OMISSIONS OF THE GUARANTEED LENDER, THE SECURITY TRUSTEE, EX-IM BANK OR THE BORROWER OR ANY PERSON RELATING TO THE OPERATIVE DOCUMENTS.

                                      * * *

                                             [Form of Guaranteed Loan Agreement]

      IN WITNESS WHEREOF, the parties hereto have caused this Guaranteed Loan Agreement to be duly executed as of the day and year first above written.

                                     BORROWER

                                     --------------

                                     By:
                                          ---------------------------
                                          Name:

                                          Title

                                     SECURITY TRUSTEE

                                     --------------

                                     By:
                                          ---------------------------
                                          Name:

                                          Title

                                     EX-IM BANK

                                     EXPORT-IMPORT BANK OF THE
                                     UNITED STATES

                                     By:
                                          ---------------------------
                                          Name:

                                          Title

                                     GUARANTEED LENDER

                                     --------------

                                     By:
                                          ---------------------------
                                          Name:

                                          Title:

                                             [Form of Guaranteed Loan Agreement]


                                    EXHIBIT A

                               NOTICE OF BORROWING

                                                          ____________, ________

To:  ______________
     as Guaranteed Lender

     ______________,
     as Security Trustee

     Export-Import Bank of the United States

Dear Sirs:

      Pursuant to the Guaranteed Loan Agreement dated as of ______________ (the "GUARANTEED LOAN AGREEMENT") among ______________, as Borrower, ______________, as Guaranteed Lender, ______________ as Security Trustee and Export-Import Bank of the United States, we hereby:

(1) Give you notice that we wish to borrow the Loan on ___________, _____ in the amount of _____________ in relation to financing the purchase of _____ (_____) Boeing Model _____ -_____ aircraft bearing manufacturer's serial number _____. The principal amount of ______________ is to be available to us by crediting such amounts to such accounts as the Borrower and the Guaranteed Lender may agree and the principal amount of _________________________ (the "SUPPLEMENTAL EQUIPMENT AMOUNT") shall be deposited in the Security Trustee's account in accordance with Section 2.2 of the Guaranteed Loan Agreement.

(2) Confirm and certify that the borrowing to be effected by such drawing will be within our powers and has been validly authorized by appropriate action, that no Default, Event of Default or Event of Loss and no event that with the giving of notice or the passing of time or both would constitute an Event of Loss has occurred, that the representations contained or referred to in Section 7 of the Guaranteed Loan Agreement, if repeated as at the date of this Notice, with reference to the facts existing at the date hereof, would be true and accurate in all respects, and that the covenants contained or referred to in Section 8 of the Guaranteed Loan Agreement have at all times been complied with.

(3) Confirm that the Loan referred to herein is the Loan under the Guaranteed Loan Agreement.

                                    Exhibit A
                                     Page 1

                                             [Form of Guaranteed Loan Agreement]

Terms defined in the Guaranteed Loan Agreement shall have the same meanings in this Notice.

                                          For and on behalf of

                                          [BORROWER]

                                          By: _________________________________
                                              Name:
                                              Title:

AGREED:

____________

By: _______________________________
     Name:
     Title:

                                    Exhibit A
                                     Page 2

                                             [Form of Guaranteed Loan Agreement]

                                    EXHIBIT B

                                 [FORM OF NOTE]

                                 ______________.
                             SECURED PROMISSORY NOTE
                          DUE IN QUARTERLY INSTALLMENTS
                         COMMENCING ON ______________AND
                           MATURING ON ______________

                            ISSUED IN CONNECTION WITH

                    ______________ MODEL _____ AIRCRAFT WITH
                        MANUFACTURER'S SERIAL NO. _____,
                  PANAMANIAN REGISTRATION MARK ______________,
                            WITH TWO INSTALLED _____
                      MODEL _____ ENGINES (THE "AIRCRAFT")

No. _____                                                        _________, 2004
$ _____________

      ______________, a company organized under the laws of the State of Delaware (the "BORROWER"), for value received, hereby promises to pay to the order of ______________ (the "GUARANTEED LENDER"), the principal amount of _____ Million _____ Thousand and _____ United States Dollars (U.S.$__________) or such lesser amount as shall equal the aggregate unpaid principal amount of the loan (the "LOAN") made by the Guaranteed Lender to the Borrower on the date hereof in respect of the above-described Aircraft under that certain Guaranteed Loan Agreement dated as of __________ __, ____ (the "GUARANTEED LOAN AGREEMENT") among the Borrower, the Guaranteed Lender, ______________, as Security Trustee, and Export-Import Bank of the United States ("EX-IM BANK"), payable in forty-eight (48) successive quarterly principal installments payable commencing on __________ __, ____ and thereafter on January _____, April _____, July _____
and October _____ of each year (or if any such day is not a Banking Day, on the next succeeding Banking Day; each such day being a "LOAN PAYMENT DATE"), each such installment to be in the amount set forth opposite the applicable Loan Payment Date in Schedule I attached hereto and made a part hereof, and the entire unpaid principal amount then owing hereunder to be paid in full on __________ __, ____ (the "FINAL MATURITY DATE"); and to pay interest on the unpaid aggregate principal amount of the Loan from time to time at _____ % per annum (the "FIXED RATE") on each Loan Payment Date, and on the date the Loan is due (at maturity, by acceleration or otherwise) and thereafter on demand. The Borrower also agrees to pay on demand interest at the applicable Post-Default Rate on overdue principal and overdue interest payable under this Note, from the date due until the Banking Day such payment is received at or before _____ (New York time) at the place of payment set forth below, and to pay the costs of collection, if any (including reasonable attorneys' fees), and in each case, in lawful money of the United States of America and in immediately available and freely transferable funds.

                                    Exhibit B
                                     Page 1

                                             [Form of Guaranteed Loan Agreement]

      All payments of principal, interest, overdue interest and other amounts to be made by the Borrower to the Guaranteed Lender under this Note shall be made by payment to the account of the Guaranteed Lender at ______________ Bank, Account No. _____, ABA No. ______, reference: Eximbank transaction no. _____ (or such other account in New York, New York, U.S.A. as the Guaranteed Lender may otherwise direct in writing to the Borrower from time to time upon not less than _____ (_____) Banking Days notice) at or before _____ on the due date therefor at the place of payment.

      Interest shall accrue on the unpaid aggregate principal amount of the Loan from and including the date hereof to, but not including, the date the principal amount of the Loan shall be due (by installments, at maturity, by acceleration or otherwise) at the Fixed Rate. Any payment of interest, principal or any other payment not paid to the Guaranteed Lender when due and payable hereunder shall, from the date when due and payable until the date when fully paid, bear interest at the Post-Default Rate computed on the basis of a year of 365 days and the actual number of days elapsed (including the first day but excluding the last day). Interest on the Loan shall be computed on the basis of a year of 365 days and the actual number of days elapsed.

      The Borrower agrees that the records maintained by the Guaranteed Lender as to the date on which the Loan is made, the Fixed Rate, the date and amount of each repayment of principal of the Loan and payment of interest or overdue interest received by the Guaranteed Lender, shall be conclusive absent manifest error.

      This Note is the "Note" referred to in the Guaranteed Loan Agreement that is secured by the Security Documents. The Borrower may prepay or be obligated to prepay the Loan, all as specified in the Guaranteed Loan Agreement, and subject to the requirements thereof. Capitalized terms not otherwise defined herein shall have the respective meanings assigned thereto in the Guaranteed Loan Agreement. In addition, for purposes of this Note:

      "BANKING DAY" means any day, other than a Saturday or Sunday, on which commercial banks are not authorized or required to close in New York, New York, Paris, France or Salt Lake City, Utah.

      "EVENT OF DEFAULT" means any of those events specified as such in Section
9.1 of the Guaranteed Loan Agreement.

      Upon the occurrence of an Event of Default and for so long as such Event of Default shall continue, the principal hereof, accrued interest hereon and all other amounts payable hereunder may be declared to be or may automatically become forthwith due and payable, all as provided in the Guaranteed Loan Agreement.

      The Borrower waives diligence, demand, presentment, notice of nonpayment, protest, and notice of protest all in the sole discretion of the Facility Agent and without notice and without affecting in any manner the liability of the Borrower. This Note shall be governed by and construed in accordance with the internal laws of the State of New York, United States of America.

      Prior to the entry into the record of ownership of any transfer as provided in the Guaranteed Loan Agreement, the Borrower and each other Person shall deem and treat each

                                    Exhibit B
                                     Page 2

                                             [Form of Guaranteed Loan Agreement]

owner of this Note reflected in the record of ownership as owner of this Note or the rights to receive any payments hereunder as the owner thereof for all purposes.

                                      * * *

                                    Exhibit B
                                     Page 3

                                             [Form of Guaranteed Loan Agreement]

      IN WITNESS WHEREOF, ______________ has caused its officer thereunto duly authorized to execute this Note as of the date first above written.

                                              [BORROWER]

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                    GUARANTEE

      Repayment of the indebtedness evidenced hereby is guaranteed pursuant to the Guarantee Agreement dated as of December 15, 1971 between Export-Import Bank of the United States and ______________.

                                              EXPORT-IMPORT BANK OF THE
                                              UNITED  STATES

                                              By: ______________________________
                                                           (Signature)
                                              Name: ____________________________
                                                             (Print)
                                              Title: ___________________________

          Ex-Im Bank Guarantee No. _____ -- Republic of Panama (_____)

                                    Exhibit B
                                     Page 4

                                             [Form of Guaranteed Loan Agreement]

                               Schedule I to Note

LOAN PAYMENT DATE       PRINCIPAL PAYMENT    INTEREST PAYMENT       TOTAL PAYMENT
-----------------       -----------------    ----------------       -------------

                                    Exhibit B
                                     Page 5

                                             [Form of Guaranteed Loan Agreement]

                                    EXHIBIT C

                         [FORM OF TRANSFER CERTIFICATE]

To: [Borrower]

                              TRANSFER CERTIFICATE

relating to the Guaranteed Loan Agreement (as from time to time amended, varied or supplemented, the "LOAN AGREEMENT") dated as of __________ __, ____ and made between ______________, as borrower (the "BORROWER"), ______________, as
Guaranteed Lender, ______________, not in its individual capacity but solely as security trustee (the "SECURITY TRUSTEE") and Export-Import Bank of the United States ("EX-IM BANK").

1. Capitalized terms defined in the Loan Agreement shall, subject to any contrary indication, have the same meaning herein. The terms Transferee, Transfer Date, Lender's Participation, Lender's Portion of the Loan, Loan Portion Transferred, Loan Portion Transfer Date and Amount Transferred are defined in the Schedule hereto.

2. _____________ as a Guaranteed Lender under the Loan Agreement (the "LENDER") hereby transfers to the Transferee, on and as of the Loan Portion Transfer Date, all of its right, title and interest in and to a percentage of the Lender's Participation (equal to the percentage that the Amount Transferred is of the aggregate of the component amounts (as set out in the schedule hereto) of the Lender's Participation) together with all related right, title and interest of the Lender under the Operative Documents to which the Lender is a party (collectively the "TRANSFERRED PROPERTY"), and the Transferee, on and as of the Transfer Date, hereby accepts such assignment and assumes all obligations of the Lender in respect of the Transferred Property and the Transferee agrees to be under the same obligations towards each of the other parties to the Loan Agreement and the other Operative Documents as it would have had been under if it had been an original party hereto as a Guaranteed Lender under the Loan Agreement and such Operative Documents.

3. The Transferee represents and warrants that prior to the Transfer Date it has received a copy of each of the Operative Documents together with such other information as it has required in connection with this transaction and that it has not relied and will not hereafter rely on the Lender to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information and further agrees that it has not relied and will not rely on the Lender to assess or keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of the Borrower, Sublessee or any other party to the Operative Documents.

4. Neither the Lender nor any other party to the Loan Agreement makes any representation or warranty or assumes any responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of any of the Operative Documents or assumes any responsibility for the financial condition of the Borrower, Sublessee or any other

                                    Exhibit C
                                     Page 1

                                             [Form of Guaranteed Loan Agreement]

      party to any other Operative Document or for the performance and observance by the Borrower, Sublessee or any such party of any of its obligations under the Loan Agreement, or, as the case may be, the other Operative Documents and any and all such conditions and warranties, whether express or implied by law or otherwise, are hereby excluded.

5. The Lender hereby gives notice that nothing herein or in any of the other Operative Documents shall oblige the Lender to (i) accept a re-transfer from the Transferee of the whole or any part of its rights and/or obligations under the Loan Agreement or the other Operative Documents transferred pursuant hereto or (ii) support any losses directly or indirectly sustained or incurred by the Transferee for any reason whatsoever including, without limitation, the non-performance by the Borrower, Sublessee or any other party to any of the Operative Documents of any of their respective obligations thereunder. The transferee hereby acknowledges the absence of any such obligation as is referred to in sub-clause (i) or (ii) above.

6. The Transferee acknowledges and agrees that, as of the Transfer Date, for the express benefit of the parties to the Operative Documents that it is not aware of any facts or circumstances that would as of the Transfer Date give rise to a claim that will be made against the Borrower or Sublessee for any indemnity under the Operative Documents and that to the best of its knowledge, the transfer is in compliance with the provisions of Section _____ hereof.

7. This Transfer Certificate and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the law of the State of New York.

                                    Exhibit C
                                     Page 2

                                             [Form of Guaranteed Loan Agreement]

                                  THE SCHEDULE

 Lender:

 Transferee:

 Lender's Participation:                        [ - ]

 Lender's Portion of the Loan:                  [ - ] [Aggregate amount
                                                of the Lender's funded loan
                                                amount less any repayment
                                                amounts already received]

 Loan Portion Transferred:                      [ - ] [% of Lender's Portion of
                                                Loans]

 Amount Transferred:                            [ - ] [Total of Loan Portion
                                                Transferred]

 Loan Portion Transfer Date:                    [ - ]

 Facility Office:                               -

 Contact Name:                                  -

 Account for Payments in Dollars:               -

 Fax:                                           -

 Telephone:                                     -

[Transferor Lender]       [Transferee]

By:                       By:

Date:                     Date:

                          Address for notices:
                          Account information:

                                    Exhibit C
                                     Page 3

                                             [Form of Guaranteed Loan Agreement]

                                    EXHIBIT D

                 [FORM OF CERTIFICATE AUTHORIZING DISBURSEMENT]

                              __________ __, ____

To: ______________,
    as Security Trustee ("SECURITY TRUSTEE")

cc: ______________
    as Guaranteed Lender

Subject: Ex-Im Bank Guarantee No. _____  - Republic of Panama (_____)

Ladies and Gentlemen:

      In accordance with the terms and conditions of the Guaranteed Loan Agreement dated as of __________ __, ____ (the "LOAN AGREEMENT") among [Borrower], ______________ as Guaranteed Lender, Security Trustee, and Export-Import Bank of the United States ("EX-IM BANK"), pursuant to Section 2.2 of the Loan Agreement we hereby authorize the Security Trustee to pay in the amount of U.S.$ _____ in connection with the disbursement made on __________ __, ____ for _____ (_____) Boeing model _____ aircraft (MSN _____), to the Borrower in connection with the financing of the U.S. manufactured equipment identified in the supplier's certificate(s) and invoice(s) provided to us by the Borrower.

                                              EXPORT-IMPORT BANK OF THE
                                              UNITED STATES

                                              By: ______________________________
                                                  Name:
                                                  Title:

                                    Exhibit D
                                     Page 1